EARNINGS PRESENTATION FOURTH QUARTER 2022 2022

2FOURTH QUARTER 2022 EARNINGS PRESENTATION This presentation contains “forward-looking statements” within the meaning, and protections, of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, including, without limitation, statements about future financial and operating results, cost savings, enhanced revenues, economic and seasonal conditions in the Company’s markets, and improvements to reported earnings that may be realized from cost controls, tax law changes, new initiatives and for integration of banks that the Company has acquired, including Apollo Bancshares, Inc. and Drummond Banking Company, or expects to acquire, including Professional Holding Corp. as well as statements with respect to Seacoast's objectives, strategic plans, expectations and intentions and other statements that are not historical facts, any of which may be impacted by the COVID-19 pandemic and any variants thereof and related effects on the U.S. economy. Actual results may differ from those set forth in the forward-looking statements. Forward-looking statements include statements with respect to the Company’s beliefs, plans, objectives, goals, expectations, anticipations, assumptions, estimates and intentions about future performance, and involve known and unknown risks, uncertainties and other factors, which may be beyond the Company’s control, and which may cause the actual results, performance or achievements of Seacoast to be materially different from future results, performance or achievements expressed or implied by such forward-looking statements. You should not expect the Company to update any forward-looking statements. All statements other than statements of historical fact could be forward-looking statements. You can identify these forward-looking statements through the use of words such as "may", "will", "anticipate", "assume", "should", "support", "indicate", "would", "believe", "contemplate", "expect", "estimate", "continue", "further", "plan", "point to", "project", "could", "intend", "target" or other similar words and expressions of the future. These forward-looking statements may not be realized due to a variety of factors, including, without limitation: the impact of current and future economic and market conditions generally (including seasonality) and in the financial services industry, nationally and within Seacoast’s primary market areas, including the effects of inflationary pressures, elevated interest rates, slowdowns in economic growth, and the potential for high unemployment rates, as well as the financial stress on borrowers and changes to customer and client behavior (including the velocity of loan repayment) and credit risk as a result of the foregoing; governmental monetary and fiscal policies, including interest rate policies of the Board of Governors of the Federal Reserve, as well as legislative, tax and regulatory changes, including those that impact the money supply and inflation; the risks of changes in interest rates on the level and composition of deposits (as well as the cost of, and competition for, deposits), loan demand, liquidity and the values of loan collateral, securities, and interest rate sensitive assets and liabilities; interest rate risks, sensitivities and the shape of the yield curve; the adverse impact of COVID-19 (economic and otherwise) on the Company and its customers, counterparties, employees, and third-party service providers, and the adverse impacts to our business, financial position, results of operations and prospects; government or regulatory responses to the COVID-19 pandemic; changes in accounting policies, rules and practices, including the impact of the adoption of the current expected credit losses (“CECL”) methodology; uncertainty related to the impact of LIBOR calculations on securities, loans and debt; changes in retail distribution strategies, customer preferences and behavior generally and as a result of economic factors; changes in the availability and cost of credit and capital in the financial markets; changes in the prices, values and sales volumes of residential and commercial real estate; the Company’s concentration in commercial real estate loans and in real estate collateral in Florida; our ability to comply with any regulatory requirements; the effects of problems encountered by other financial institutions that adversely affect Seacoast or the banking industry; inaccuracies or other failures from the use of models, including the failure of assumptions and estimates, as well as differences in, and changes to, economic, market and credit conditions; the impact on the valuation of Seacoast’s investments due to market volatility or counterparty payment risk, as well as the effect of a fall in stock market prices on our fee income from our brokerage and wealth management businesses; statutory and regulatory dividend restrictions; increases in regulatory capital requirements for banking organizations generally; the risks of mergers, acquisitions and divestitures, including Seacoast’s ability to continue to identify acquisition targets, successfully acquire and integrate desirable financial institutions and realize expected revenues and revenue synergies; changes in technology or products that may be more difficult, costly, or less effective than anticipated; the Company’s ability to identify and address increased cybersecurity risks, including as a result of employees working remotely; inability of Seacoast’s risk management framework to manage risks associated with the Company’s business; dependence on key suppliers or vendors to obtain equipment or services for the business on acceptable terms, including the impact of supply chain disruptions; reduction in or the termination of Seacoast’s ability to use the online- or mobile-based platform that is critical to the Company’s business growth strategy; the effects of war or other conflicts, including the impacts related to or resulting from Russia’s military action in Ukraine, acts of terrorism, natural disasters, health emergencies, epidemics or pandemics, or other catastrophic events that may affect general economic conditions; unexpected outcomes of and the costs associated with, existing or new litigation involving the Company, including as a result of the Company’s participation in the Paycheck Protection Program (“PPP”); Seacoast’s ability to maintain adequate internal controls over financial reporting; potential claims, damages, penalties, fines and reputational damage resulting from pending or future litigation, regulatory proceedings and enforcement actions; the risks that deferred tax assets could be reduced if estimates of future taxable income from the Company’s operations and tax planning strategies are less than currently estimated and sales of capital stock could trigger a reduction in the amount of net operating loss carryforwards that the Company may be able to utilize for income tax purposes; the effects of competition from other commercial banks, thrifts, mortgage banking firms, consumer finance companies, credit unions, non-bank financial technology providers, securities brokerage firms, insurance companies, money market and other mutual funds and other financial institutions operating in the Company’s market areas and elsewhere, including institutions operating regionally, nationally and internationally, together with such competitors offering banking products and services by mail, telephone, computer and the Internet; the failure of assumptions underlying the establishment of reserves for possible credit losses. The risks relating to the merger with Professional Holding Corp. include, without limitation: the diversion of management's time on issues related to the merger; unexpected transaction costs, including the costs of integrating operations; the risks that the businesses will not be integrated successfully or that such integration may be more difficult, time-consuming or costly than expected; the potential failure to fully or timely realize expected revenues and revenue synergies, including as the result of revenues following the mergers being lower than expected; the risk of deposit and customer attrition; regulatory enforcement and litigation risk; any changes in deposit mix; unexpected operating and other costs, which may differ or change from expectations; the risks of customer and employee loss and business disruptions, including, without limitation, as the result of difficulties in maintaining relationships with employees; increased competitive pressures and solicitations of customers by competitors; as well as the difficulties and risks inherent with entering new markets. All written or oral forward-looking statements attributable to us are expressly qualified in their entirety by this cautionary notice, including, without limitation, those risks and uncertainties described in the Company’s annual report on Form 10-K for the year ended December 31, 2021 and quarterly reports on Form 10-Q for the quarters ended March 31, 2022, June 30, 2022, and September 30, 2022 under "Special Cautionary Notice Regarding Forward-Looking Statements" and "Risk Factors", and otherwise in the Company’s SEC reports and filings. Such reports are available upon request from the Company, or from the Securities and Exchange Commission, including through the SEC's Internet website at www.sec.gov. Cautionary Notice Regarding Forward-Looking Statements

3FOURTH QUARTER 2022 EARNINGS PRESENTATION • $12.1 billion in assets as of December 31, 2022, operating in the nation’s third-most populous state • Strong presence in Florida’s most attractive markets ▪ #1 Florida-based bank in Orlando MSA ▪ #1 Florida-based bank in Palm Beach county ▪ #1 market share in Port St. Lucie MSA ▪ #2 Florida-based bank in St. Petersburg • A top three publicly traded community bank headquartered in Florida • Market Cap: $2.2 billion as of December 31, 2022 • Diverse customer base concentrated in the strongest markets in Florida • Prudent capital position, supporting further organic growth and opportunistic acquisitions • Unique customer analytics capabilities, driving value creation with new, acquired, and existing customers Jacksonville MSA West Palm Beach Fort Lauderdale Miami MSA Port St. Lucie MSA Orlando MSA Tampa St. Petersburg MSA Naples Fort Myers MSA Valuable Florida Franchise, Well-Positioned with Strong Capital SEACOAST BANK FOOTPRINT1 1 Reflects October 2022 acquisitions of Apollo Bank and Drummond Bank

Florida's Continuing Economic Strength

Attracted by Florida's favorable business climate and lower taxes, individual and business migration to Florida has surged. The significant inflow of wealth has positively impacted the state's fiscal and economic health.

14.6%

Between 2010 and 2020, Florida's population grew at twice the rate of overall U.S. population growth

#1

Florida was the top state for net in-migration for the ***fifth*** consecutive year

Florida Announces Surplus of $21.8 Billion for Fiscal Year 2021-22

For the second consecutive year, Florida's corporate income tax collections exceeded the fiscal budgeted amount. As a result, the Florida Dept of Revenue refunded the excess to corporations in April 2022

Domestic Wealth Migration, 2020

States with the Largest Net Gains/Losses of Adjusted Gross Income from Migration, in Billions



Florida
Texas
Arizona
North Carolina
South Carolina
New York
California
Illinois
Massachusetts
New Jersey
Florida $23.7 Billion
$(25)B
$(20)B
$(15)B
$(10)B
$(5)B
$0B
$5B
$10B
$15B
$20B
$25B
$30B

Sources: US Census data; The Florida Legislature Office of Economic & Demographic Research, FL Dept of Revenue, Wall Street Journal

SeacoastBank FOURTH QUARTER 2022 EARNINGS PRESENTATION 4

5FOURTH QUARTER 2022 EARNINGS PRESENTATION • Net interest margin expanded 69 basis points to 4.36%. Excluding the effects of accretion on acquired loans, net interest margin expanded 43 basis points to 4.01%. • Cost of deposits remains low at 21 basis points. • Pre-tax pre-provision earnings increased 7% to $46.0 million. On an adjusted basis, pre-tax pre-provision earnings1 increased 36% to $66.6 million, and pre-tax pre-provision return on tangible assets1 increased to 2.28%. • Disciplined organic loan growth of 14% on an annualized basis, ending the period with 82% loan to deposit ratio. • Loan yields expanded 84 basis points to 5.29%. • Continued strong asset quality trends, with nonperforming loans representing 0.35% of total loans. • Continued success building wealth management franchise, ending the year with assets under management at $1.4 billion, an increase of 12% when compared to December 31, 2021. • Completed the acquisitions of Apollo Bancshares, Inc. and Drummond Banking Company on October 7, 2022. • Announced the proposed acquisition of Professional Holding Corp., the holding company of Professional Bank, expected to close in the first quarter of 2023. Fourth Quarter 2022 Highlights 1Non-GAAP measure, see “Explanation of Certain Unaudited Non-GAAP Financial Measures" for more information and a reconciliation to GAAP. Comparisons are to third quarter of 2022 unless otherwise stated

6FOURTH QUARTER 2022 EARNINGS PRESENTATION Significant Expansion in Net Interest Margin and Net Interest Income ($ in th ou sa nd s) $72,412 $76,639 $81,764 $88,399 $119,858 3.16% 3.25% 3.38% 3.67% 4.36% 2.91% 3.05% 3.24% 3.57% 4.01% Net Interest Income Net Interest Margin NIM, excluding PPP and accretion on acquired loans 4Q'21 1Q'22 2Q'22 3Q'22 4Q'22 • Net interest income1 totaled $119.9 million, an increase of $31.5 million, or 36%, from the prior quarter. • Net interest margin expanded 69 basis points to 4.36% and, excluding the effect of accretion on acquired loans, net interest margin increased 43 basis points to 4.01%. • Securities yields expanded 41 basis points to 2.77%, reflecting the increasing rate environment. • Loan yields expanded 84 basis points to 5.29%, benefiting from $649.2 million in loan originations during the fourth quarter of 2022. • Cost of deposits at 21 basis points. 1Calculated on a fully taxable equivalent basis using amortized cost.

Noninterest Income

Noninterest Income ($ in thousands)



BOLI
Other Income[2]
Mortgage Banking
Wealth Management
Interchange Income
Service Charges
$18,706
$1,295
$6,284
$2,030
$2,356
$4,135
$2,606
$16,103
$1,363
$3,932
$434
$2,732
$4,138
$3,504
$17,651
$1,526
$4,167
$426
$2,886
$4,650
$3,996
4Q'21
3Q'22
4Q'22

Adjusted Noninterest Income[1] ($ in thousands)



BOLI
Other Income[3]
Mortgage Banking
Wealth Management
Interchange Income
Service Charges
$18,330
$1,295
$5,908
$2,030
$2,356
$4,135
$2,606
$16,465
$1,363
$4,294
$434
$2,732
$4,138
$3,504
$17,633
$1,526
$4,149
$426
$2,886
$4,650
$3,996
4Q'21
3Q'22
4Q'22

Noninterest income increased $1.5 million from the prior quarter to $17.7 million, and adjusted noninterest income[1] increased $1.2 million to $17.6 million. Changes on an adjusted basis include:

- Service charges on deposits, which increased $0.5 million compared to the prior quarter and increased $1.4 million compared to the prior year quarter, continue to benefit from growth in commercial deposit relationships.
- Interchange income increased $0.5 million compared to the prior quarter, driven by increased volume.
- Despite the impact of market declines, the wealth management division demonstrated continued success in building relationships, and during the fourth quarter of 2022, assets under management grew $159.5 million, driving a $0.2 million, or 6%, increase in wealth management income quarter over quarter.
- Mortgage banking fees continue to be impacted by the rapid increase in mortgage rates and low inventory levels, declining $1.6 million compared to the prior year quarter.

[1] Non-GAAP measure, see "Explanation of Certain Unaudited Non-GAAP Financial Measures" for more information and a reconciliation to GAAP.
[2] Other Income includes income and gains on SBIC investments, SBA gains, marine finance fees, and other fees related to customer activity as well as securities losses of $379 thousand in 4Q'21, $362 thousand in 3Q'22 and gains of $18 thousand in 4Q'22.
[3] Other Income on an adjusted basis includes income and gains on SBIC investments, SBA gains, marine finance fees, and other fees related to customer activity.

SeacoastBank FOURTH QUARTER 2022 EARNINGS PRESENTATION 7

Noninterest Expense



Noninterest Expense ($ in thousands)
Other Expense 2
Legal & Professional
Occupancy & Telephone
Provision for Unfunded Commitments
Data Processing Cost
Amortization of Intangibles
Salaries & Benefits
$50,263
$5,872
$2,461
$5,693
$5,165
$1,304
$29,768
$61,359
$9,736
$3,794
$7,481
$1,015
$5,393
$1,446
$32,494
$91,510
$8,364
$9,174
$8,586
$9,918
$4,763
$50,705
4Q'21
3Q'22
4Q'22



Adjusted Noninterest Expense1 ($ in thousands)
Other Expense 2
Legal & Professional
Occupancy & Telephone
Provision for Unfunded Commitments
Data Processing Cost
Salaries & Benefits
$48,309
$5,791
$2,049
$5,546
$5,157
$29,766
$56,899
$9,277
$2,003
$6,518
$1,015
$5,598
$32,488
$70,431
$7,439
$2,683
$8,213
$7,336
$44,760
4Q'21
3Q'22
4Q'22

Noninterest expense increased $30.2 million on a GAAP basis and $13.5 million on an adjusted basis. With the acquisitions of Apollo and Drummond, the Company expanded into new markets, adding 20 new full service branches and welcoming over 300 new associates. Changes quarter-over-quarter on an adjusted basis, which exclude transaction-specific costs, include:

- Salaries and benefits increased $12.3 million to $44.8 million in the fourth quarter of 2022. The increase is primarily the result of the increase in costs associated with adding new locations, bankers, and operational staff with the acquisitions of Apollo and Drummond.
- Outsourced data processing costs and occupancy and telephone costs each increased by $1.7 million in the fourth quarter of 2022, with higher transaction volume and the growth in customers from the two bank acquisitions.
- Other expenses decreased by $1.8 million, driven by lower employee placement fees in the quarter.

[1]Non-GAAP measure, see "Explanation of Certain Unaudited Non-GAAP Financial Measures" for more information and a reconciliation to GAAP.
[2]Other Expense includes marketing expenses, foreclosed property expense and net loss/(gain) on sale, and other expenses associated with ongoing business operations.

SeacoastBank FOURTH QUARTER 2022 EARNINGS PRESENTATION 8

9FOURTH QUARTER 2022 EARNINGS PRESENTATION Efficiency Ratio Trend - Continued Focus on Disciplined Expense Control Pa lm B ea ch C om m un ity a nd N or th S ta r Ba nk A cq ui si tio n 48% 60% 50% 62% 48% 53% 55% 60% 54% 62% 56% 57% 63% 4Q '19 1Q '20 2Q '20 3Q '20 4Q '20 1Q '21 2Q '21 3Q '21 4Q '21 1Q '22 2Q '22 3Q '22 4Q '22 48% 54% 50% 55% 49% 52% 53% 51% 53% 55% 53% 53% 52% 4Q '19 1Q '20 2Q '20 3Q '20 4Q '20 1Q '21 2Q '21 3Q '21 4Q '21 1Q '22 2Q '22 3Q '22 4Q '22 GAAP - Efficiency Adjusted - Efficiency1 • The efficiency ratio was 63.4% for the fourth quarter of 2022 compared to 57.1% in the prior quarter and 53.7% in the fourth quarter of 2021. • The adjusted efficiency ratio1 was 51.5% for the fourth quarter of 2022 compared to 53.3% in the prior quarter and 53.4% in the fourth quarter of 2021. 1Non-GAAP measure, see “Explanation of Certain Unaudited Non-GAAP Financial Measures" for more information and a reconciliation to GAAP. First Bank of the Palm Beaches Freedom Bank Legacy Bank of Florida Sabal Palm Bank and Florida Business Bank Drummond Bank and Apollo Bank

10FOURTH QUARTER 2022 EARNINGS PRESENTATION Commercial Real Estate - Owner Occupied $1,478,302 18% Construction and Land Development $587,332 7% Paycheck Protection Program $4,590 <1%Consumer $286,587 4% Commercial & Financial $1,348,636 16% Commercial Real Estate - Non-Owner Occupied $2,589,774 32% Residential Real Estate $1,849,503 23% At December 31, 2022 ($ in thousands) Seacoast's Lending Strategy Sustains a Diverse Loan Portfolio The Company remains focused and committed to its strict credit underwriting standards. Construction and land development and commercial real estate loans, as defined in regulatory guidance, represent 41% and 210%, respectively, of total consolidated risk based capital. Seacoast’s average commercial loan size is $621 thousand. Portfolio diversification in terms of asset mix, industry, and loan type, has been a critical element of the Company’s lending strategy. Exposure across industries and collateral types are broadly distributed. Construction & Land Development and CRE Loans to Total Risk Based Capital 271% 210% 64% 41% CRE Construction & Land Development Peers SBCF Peer Source: 3Q’22 S&P Capital

11FOURTH QUARTER 2022 EARNINGS PRESENTATION $5,925 $6,451 $6,542 $6,691 $8,145 4.31% 4.30% 4.29% 4.45% 5.29% 3.94% 4.00% 4.10% 4.30% 4.80% Yield Excluding PPP and Accretion on Acquired Loans Reported Yield Total Loans 4Q'21 1Q'22 2Q'22 3Q'22 4Q'22 Total Loans End-of-Period ($ in millions) Disciplined Approach to Lending in a Strong Florida Economy Loans outstanding, excluding acquisitions, increased $240.8 million, or 14% annualized. Total loan originations were $649 million, including $490 million in commercial originations. Loan yields excluding accretion on acquired loans expanded to 4.80%. The weighted average add-on rate for loan outstandings increased to 6.52% by the end of the fourth quarter.

Investment Securities Performance and Composition



($ in millions)
$1,644
$1,707
$1,801
$1,861
$1,872
1.57%
1.68%
1.98%
2.36%
2.77%
$639
$747
$795
$775
$747
4Q'21
1Q'22
2Q'22
3Q'22
4Q'22
HTM Securities
AFS Securities
Yield

- Portfolio yield increased 41 basis points to 2.77% from 2.36% in the prior quarter.
- AFS securities ended the quarter with a net unrealized loss of $247.6 million compared to a net unrealized loss of $246.4 million at September 30, 2022.
- High quality portfolio consisting of 78% agency backed, with the remainder comprised primarily of highly-rated investment grade bonds. CLO portfolio is 61% AAA and 39% AA.
- AFS portfolio duration of 3.73.

Unrealized Loss in Securities as of December 31, 2022

(in thousands)	Amortized Cost	Fair Value	Net Unrealized Loss	Δ from 3Q'22
Available for Sale				
Government backed	$ 13,813	$ 13,647	$ (166)	$ (160)
Agency mortgage backed	1,497,339	1,279,263	(218,076)	(1,973)
Private label MBS and CMOs	243,005	225,777	(17,228)	5,452
CLO	335,796	325,314	(10,482)	(1,658)
Municipal	29,350	27,741	(1,609)	(503)
Total Available for Sale	**$ 2,119,303**	**$ 1,871,742**	**$ (247,561)**	**$ 1,158**
Held to Maturity				
Agency mortgage backed	$ 747,408	$ 617,741	$ (129,667)	$ 400
Total Held to Maturity	$ 747,408	$ 617,741	$ (129,667)	$ 400
Total Securities	**$ 2,866,711**	**$ 2,489,483**	**$ (377,228)**	**$ 1,558**

SeacoastBank FOURTH QUARTER 2022 EARNINGS PRESENTATION 12

13FOURTH QUARTER 2022 EARNINGS PRESENTATION 64% Deposits End-of-Period ($ in millions) $8,068 $9,244 $9,189 $8,765 $9,982 $4,966 $5,776 $5,862 $5,699 $6,409 $2,547 $2,937 $2,859 $2,639 $3,050 $555 $531 $468 $427 $523 0.25% 0.50% 1.75% 3.25% 4.50% 0.06% 0.06% 0.06% 0.09% 0.21% Transaction Accounts Savings & Money Market Time Deposits Fed Funds Cost of Deposits 4Q'21 1Q'22 2Q'22 3Q'22 4Q'22 Strong Deposit Franchise Supported by Attractive Markets • Continued focus on organic growth and relationship-based funding, in combination with our innovative analytics platform, supports a well- diversified, low-cost deposit portfolio. • Transaction accounts represent 64% of overall deposit funding. • Cost of deposits increased 12 basis points to 21 basis points. • The Company benefits from a granular deposit franchise, with the top ten depositors representing less than 4% of total deposits.

14FOURTH QUARTER 2022 EARNINGS PRESENTATION $870 $1,239 $1,387 4Q'20 4Q'21 4Q'22 Assets Under Management ($ in millions) 21% CA GR A Continued Focus on Building Wealth Management Assets under management totaled $1.4 billion at December 31, 2022, increasing 12% from December 31, 2021. This is a result of the wealth management team’s continuing success at winning business with commercial relationships and high net worth families across the footprint. Wealth management income was $2.9 million in the fourth quarter of 2022, compared to $2.7 million in the prior quarter, and $2.4 million in the prior year quarter. Since December 31, 2020, assets under management have increased at a compound annual growth rate (“CAGR”) of 21%.

15FOURTH QUARTER 2022 EARNINGS PRESENTATION Allowance for Credit Losses and Purchase Discount ($ in thousands) Loans Outstanding Allowance for Credit Losses % of Category Purchase Discount % of Category Construction and Land Development $ 587,332 $ 6,464 1.10% $ 11,485 1.96 % Owner Occupied Commercial Real Estate 1,478,302 6,051 0.41 19,055 1.29 Commercial Real Estate 2,589,774 43,258 1.67 42,820 1.65 Residential Real Estate 1,849,503 29,605 1.60 10,306 0.56 Commercial & Financial 1,348,636 15,648 1.16 9,908 0.73 Consumer 286,587 12,869 4.49 4,160 1.45 Total Excluding PPP $ 8,140,134 $ 113,895 1.40% $ 97,734 1.20 % Paycheck Protection Program $ 4,590 $ — — % $ — — % Total $ 8,144,724 $ 113,895 1.40% $ 97,734 1.20 % The total allowance for credit losses of $113.9 million as of December 31, 2022 represents management’s estimate of lifetime expected credit losses. The remaining unrecognized discount on acquired loans of $97.7 million will be earned as an adjustment to yield over the life of the loans. Combined these result in $211.6 million, or 2.60%, loss absorption capacity. Additionally, a reserve for potential credit losses on lending-related commitments of $3.5 million is reflected within Other Liabilities.

16FOURTH QUARTER 2022 EARNINGS PRESENTATION Net Charge-Offs (Recoveries) $570 $79 $103 $782 0.04% 0.04% NCO NCO/Total Loans 4Q'21 1Q'22 2Q'22 3Q'22 4Q'22 ($ in thousands) Nonperforming Loans $30,598 $26,209 $26,442 $21,464 $28,843 0.52% 0.41% 0.40% 0.32% 0.35% NPL NPL/Total Loans 4Q'21 1Q'22 2Q'22 3Q'22 4Q'22 $83,315 $89,838 $90,769 $95,329 $113,895 1.43% 1.40% 1.39% 1.43% 1.40% 1.41% 1.39% 1.39% 1.42% 1.40% ACL ACL/Total Loans Excluding PPP ACL/Total Loans 4Q'21 1Q'22 2Q'22 3Q'22 4Q'22 9% 8% 7% 7% 7% 4% 4% 2% 1% 5% Classified Special Mention 4Q'21 1Q'22 2Q'22 3Q'22 4Q'22 Allowance for Credit Losses Criticized Loans as a % of Risk-Based Capital 0.10% Continued Strong Asset Quality Trends ($124)

17FOURTH QUARTER 2022 EARNINGS PRESENTATION $17.84 $17.12 $16.66 $15.98 $14.69 $22.40 $22.15 $21.65 $20.95 $22.45 Tangible Book Value Per Share Book Value Per Share 4Q'21 1Q'22 2Q'22 3Q'22 4Q'22 11.1% 9.9% 9.7% 9.8% 9.1% 4Q'21 1Q'22 2Q'22 3Q'22 4Q'22 18.2% 17.7% 17.7% 17.5% 16.1%17.4% 16.8% 16.8% 16.5% 15.1% Total Risk Based Capital Tier 1 Ratio 4Q'21 1Q'22 2Q'22 3Q'22 4Q'22 14.3% 8.0% 13.0% 11.5% 10.4% 14.1% 10.0% 14.0% 12.5% 15.1% GAAP - ROTCE Adjusted - ROTCE 4Q'21 1Q'22 2Q'22 3Q'22 4Q'22 1Non-GAAP measure, see “Explanation of Certain Unaudited Non-GAAP Financial Measures" for more information and a reconciliation to GAAP. 2FDICIA defines well capitalized as 10.0% for total risk based capital and 8.0% for Tier 1 ratio at a total Bank level. Tangible Book Value and Book Value Per Share Tangible Common Equity / Tangible Assets Total Risk Based and Tier 1 CapitalReturn on Tangible Common Equity 1 10.0%2 8.0%2 Strong Capital Supporting a Fortress Balance Sheet

Tracey L. Dexter Executive Vice President Chief Financial Officer (772) 403-0461 INVESTOR RELATIONS NASDAQ: SBCF

19FOURTH QUARTER 2022 EARNINGS PRESENTATION Appendix

20FOURTH QUARTER 2022 EARNINGS PRESENTATION Low Historical Deposit Beta Coupled with Favorable Deposit Composition 0.25% 0.29% 0.50% 0.50% 0.50% 0.55% 1.00% 1.04% 1.25% 1.30% 1.53% 1.80% 2.01% 2.28% 2.50% 2.50% 0.13% 0.12% 0.13% 0.10% 0.15% 0.14% 0.14% 0.17% 0.22% 0.29% 0.33% 0.39% 0.43% 0.54% 0.67% 0.76% Fed Funds Rate Cost of Deposits 3Q’15 4Q’15 1Q’16 2Q’16 3Q’16 4Q’16 1Q’17 2Q’17 3Q’17 4Q’17 1Q’18 2Q’18 3Q’18 4Q’18 1Q’19 2Q’19 —% 0.50% 1.00% 1.50% 2.00% 2.50% 3.00% 31.7% 38.1% 10.5% 10.1% 11.2% 5.7% 22.5% 24.4% 24.1% 21.6% Noninterest demand Savings Time Deposits Interest-bearing demand Money Market September 30, 2015 March 31, 2022 1Beta is calculated as the change in deposit costs divided by the change in Fed Funds Rate. Total 3Q15 to 2Q19 Deposit Beta1 equal to 28% Favorable deposit composition compared to prior start of rate cycle. Deposit Mix

21FOURTH QUARTER 2022 EARNINGS PRESENTATION Quarterly Trend Twelve Months Ended (Amounts in thousands) 4Q'22 3Q'22 2Q'22 1Q'22 4Q'21 4Q'22 4Q'21 Commercial pipeline at period end $ 395,652 $ 530,430 $ 476,693 $ 619,547 $ 397,822 $ 395,652 $ 397,822 Commercial loan originations1 489,605 340,438 461,855 372,986 408,948 1,664,884 1,137,847 Residential pipeline-saleable at period end 4,207 6,563 14,700 25,745 30,102 4,207 30,102 Residential loans-sold 10,652 16,381 42,666 51,222 69,224 120,921 422,796 Residential pipeline-portfolio at period end 17,149 60,684 53,092 87,950 25,589 17,149 25,589 Residential loans-retained2 74,272 69,272 102,996 175,457 49,065 421,997 464,631 Consumer pipeline at period end 36,585 43,732 75,532 61,613 29,739 36,585 29,739 Consumer originations 74,634 128,601 126,479 79,010 72,626 408,724 249,473 PPP originations — — — — — — 256,007 Total Pipelines at Period End $ 453,593 $ 641,409 $ 620,017 $ 794,855 $ 483,252 $ 453,593 $ 483,252 Total Originations $ 649,163 $ 554,692 $ 733,996 $ 678,675 $ 599,863 $ 2,616,526 $ 2,270,747 1Includes purchases of $19.3 million in 4Q’21 and $17.1 million in 3Q’21. 2Includes purchases of $111.3 million in 1Q’22, $180.8 million in 3Q'21 and $38.4 million in 2Q’21. Loan Production and Pipeline Trend

22FOURTH QUARTER 2022 EARNINGS PRESENTATION Fair Value of Assets and Liabilities Acquired (In thousands) 10/7/2022 Assets: Cash and cash equivalents $ 41,427 Investment securities 203,596 Loans 665,084 Bank premises and equipment 7,809 Core deposit intangibles 28,699 Goodwill 96,296 Other assets 47,676 Total Assets $ 1,090,587 Liabilities: Deposits $ 854,849 Other Liabilities 89,896 Total Liabilities $ 944,745 Apollo Bancshares, Inc. Acquisition Purchase Price (In thousands, except per share data) 10/7/2022 Number of Apollo Bancshares, Inc. common shares outstanding 3,766,412 Per share exchange ratio 1.006529 Number of shares of SBCF common stock issued 3,790,848 Number of Apollo Bank minority interest shares outstanding 608,635 Per share exchange ratio 1.195651 Number of shares of SBCF common stock issued 727,714 Total number of shares of SBCF common stock issued 4,518,562 Multiplied by common stock price per share at October 7, 2022 $ 30.83 Value of SBCF common stock issued $ 139,307 Cash paid for fractional shares 4.97333 Fair value of Apollo Bancshares, Inc. options and warrants converted 6,530 Total purchase price $ 145,842

23FOURTH QUARTER 2022 EARNINGS PRESENTATION Fair Value of Assets and Liabilities Acquired (In thousands) 10/7/2022 Assets: Cash and cash equivalents $ 39,129 Investment securities 327,852 Loans 545,219 Bank premises and equipment 29,370 Core deposit intangibles and other 32,983 Goodwill 103,476 Other assets 42,476 Total Assets $ 1,120,505 Liabilities: Deposits $ 882,535 Other Liabilities 79,638 Total Liabilities $ 962,173 Drummond Banking Company Acquisition Purchase Price (In thousands, except per share data) 10/7/2022 Number of Drummond Banking Company common shares outstanding 98,846 Per share exchange ratio 51.9561 Number of shares of SBCF common stock issued 5,135,651 Multiplied by common stock price per share at October 7, 2022 $ 30.83 Total purchase price $ 158,332

24FOURTH QUARTER 2022 EARNINGS PRESENTATION This presentation contains financial information determined by methods other than Generally Accepted Accounting Principles (“GAAP”). The financial highlights provide reconciliations between GAAP and adjusted financial measures including net income, noninterest income, noninterest expense, tax adjustments and other financial ratios. Management uses these non-GAAP financial measures in its analysis of the Company’s performance and believes these presentations provide useful supplemental information, and a clearer understanding of the Company’s performance. The Company believes the non-GAAP measures enhance investors’ understanding of the Company’s business and performance and if not provided would be requested by the investor community. These measures are also useful in understanding performance trends and facilitate comparisons with the performance of other financial institutions. The limitations associated with operating measures are the risk that persons might disagree as to the appropriateness of items comprising these measures and that different companies might define or calculate these measures differently. The Company provides reconciliations between GAAP and these non-GAAP measures. These disclosures should not be considered an alternative to GAAP. Explanation of Certain Unaudited Non-GAAP Financial Measures

GAAP to Non-GAAP Reconciliation

(Amounts in thousands except per share data)	Quarterly Trend 4Q'22	3Q'22	2Q'22	1Q'22	4Q'21	Twelve Months Ended 4Q'22	4Q'21
Net Income	**$ 23,927**	**$ 29,237**	**$ 32,755**	**$ 20,588**	**$ 36,330**	**$ 106,507**	**$ 124,403**
Total noninterest income	17,651	16,103	16,964	15,373	18,706	66,091	70,727
Securities losses/(gains), net	(18)	362	300	452	379	1,096	578
Gain on sale of domain name (included in other income)	—	—	—	—	(755)	—	(755)
Total Adjustments to Noninterest Income	(18)	362	300	452	(376)	1,096	(177)
Total Adjusted Noninterest Income	**17,633**	**16,465**	**17,264**	**15,825**	**18,330**	**67,187**	**70,550**
Total noninterest expense	91,510	61,359	56,148	58,917	50,263	267,934	197,435
Merger related charges	(16,140)	(2,054)	(3,039)	(6,692)	(482)	(27,925)	(7,853)
Amortization of intangibles	(4,763)	(1,446)	(1,446)	(1,446)	(1,304)	(9,101)	(5,033)
Branch reductions and other expense initiatives	(176)	(960)	—	(74)	(168)	(1,210)	(2,150)
Total Adjustments to Noninterest Expense	(21,079)	(4,460)	(4,485)	(8,212)	(1,954)	(38,236)	(15,036)
Total Adjusted Noninterest Expense	**70,431**	**56,899**	**51,663**	**50,705**	**48,309**	**229,698**	**182,399**
Income Taxes	7,794	9,115	8,886	5,834	8,344	31,629	34,335
Tax effect of adjustments	5,338	1,222	1,213	2,196	280	9,969	3,536
Tax expense on BOLI surrender	(276)	—	—	—	—	(276)	—
Effect of change in corporate tax rate on deferred tax assets	—	—	—	—	774	—	774
Total Adjustments to Income Taxes	5,062	1,222	1,213	2,196	1,054	9,693	4,310
Adjusted Income Taxes	12,856	10,337	10,099	8,030	9,398	41,322	38,645
Adjusted Net Income	**$ 39,926**	**$ 32,837**	**$ 36,327**	**$ 27,056**	**$ 36,854**	**$ 136,146**	**$ 134,952**
Earnings per diluted share, as reported	$ 0.34	$ 0.47	$ 0.53	$ 0.33	$ 0.62	$ 1.66	$ 2.18
Adjusted Earnings per Diluted Share	**0.56**	**0.53**	**0.59**	**0.44**	**0.62**	**2.12**	**2.36**
Average diluted shares outstanding	71,374	61,961	61,923	61,704	59,016	64,264	57,088

SeacoastBank FOURTH QUARTER 2022 EARNINGS PRESENTATION 25

GAAP to Non-GAAP Reconciliation

(Amounts in thousands except per share data)	Quarterly Trend 4Q'22	3Q'22	2Q'22	1Q'22	4Q'21	Twelve Months Ended 4Q'22	4Q'21
Adjusted Noninterest Expense	$ 70,431	$ 56,899	$ 51,663	$ 50,705	$ 48,309	$ 229,698	$ 182,399
Foreclosed property expense and net (loss)/gain on sale	411	(9)	968	164	175	1,534	264
Provision for unfunded commitments	—	(1,015)	—	(142)	—	(1,157)	(133)
Net Adjusted Noninterest Expense	**$ 70,842**	**$ 55,875**	**$ 52,631**	**$ 50,727**	**$ 48,484**	**$ 230,075**	**$ 182,530**
Revenue	$ 137,360	$ 104,387	$ 98,611	$ 91,895	$ 90,995	$ 432,253	$ 346,752
Total Adjustments to Revenue	(18)	362	300	452	(376)	1,096	(177)
Impact of FTE adjustment	149	115	117	117	123	498	516
Adjusted Revenue on a Fully Taxable Equivalent Basis	**$ 137,491**	**$ 104,864**	**$ 99,028**	**$ 92,464**	**$ 90,742**	**$ 433,847**	**$ 347,091**
Adjusted Efficiency Ratio	**51.52 %**	**53.28 %**	**53.15 %**	**54.86 %**	**53.43 %**	**53.03 %**	**52.59 %**
Net Interest Income	$ 119,709	$ 88,284	$ 81,647	$ 76,522	$ 72,289	$ 366,162	$ 276,025
Impact of FTE adjustment	149	115	117	117	123	498	516
Net Interest Income including FTE adjustment	**$ 119,858**	**$ 88,399**	**$ 81,764**	**$ 76,639**	**$ 72,412**	**$ 366,660**	**$ 276,541**
Total noninterest income	17,651	16,103	16,964	15,373	18,706	66,091	70,727
Total noninterest expense	91,510	61,359	56,148	58,917	50,263	267,934	197,435
Pre-Tax Pre-Provision Earnings	**$ 45,999**	**$ 43,143**	**$ 42,580**	**$ 33,095**	**$ 40,855**	**$ 164,817**	**$ 149,833**
Total Adjustments to Noninterest Income	(18)	362	300	452	(376)	1,096	(177)
Total Adjustments to Noninterest Expense	(20,668)	(5,484)	(3,517)	(8,190)	(1,779)	(37,859)	(14,905)
Adjusted Pre-Tax Pre-Provision Earnings	**$ 66,649**	**$ 48,989**	**$ 46,397**	**$ 41,737**	**$ 42,258**	**$ 203,772**	**$ 164,561**
Average Assets	$ 12,139,856	$ 10,585,338	$ 10,840,518	$ 10,628,516	$ 10,061,382	$ 11,051,428	$ 9,337,054
Less average goodwill and intangible assets	(521,412)	(305,935)	(307,411)	(304,321)	(267,692)	(360,217)	(249,089)
Average Tangible Assets	**$ 11,618,444**	**$ 10,279,403**	**$ 10,533,107**	**$ 10,324,195**	**$ 9,793,690**	**$ 10,691,211**	**$ 9,087,965**

SeacoastBank FOURTH QUARTER 2022 EARNINGS PRESENTATION 26

GAAP to Non-GAAP Reconciliation

(Amounts in thousands except per share data)	Quarterly Trend 4Q'22	3Q'22	2Q'22	1Q'22	4Q'21	Twelve Months Ended 4Q'22	4Q'21
Return on Average Assets (ROA)	0.78 %	1.10 %	1.21 %	0.79 %	1.43 %	0.96 %	1.33 %
Impact of removing average intangible assets and related amortization	0.16	0.07	0.08	0.06	0.08	0.10	0.08
Return on Average Tangible Assets (ROTA)	0.94	1.17	1.29	0.85	1.51	1.06	1.41
Impact of other adjustments for Adjusted Net Income	0.42	0.10	0.09	0.21	(0.02)	0.21	0.07
Adjusted Return on Average Tangible Assets	**1.36**	**1.27**	**1.38**	**1.06**	**1.49**	**1.27**	**1.48**
Average Shareholders' Equity	$ 1,573,704	$ 1,349,475	$ 1,350,568	$ 1,400,535	$ 1,303,686	$ 1,418,855	$ 1,215,312
Less average goodwill and intangible assets	(521,412)	(305,935)	(307,411)	(304,321)	(267,692)	(360,217)	(249,089)
Average Tangible Equity	**$ 1,052,292**	**$ 1,043,540**	**$ 1,043,157**	**$ 1,096,214**	**$ 1,035,994**	**$ 1,058,638**	**$ 966,223**
Return on Average Shareholders' Equity	6.03 %	8.60 %	9.73 %	5.96 %	11.06 %	7.51 %	10.24 %
Impact of removing average intangible assets and related amortization	4.33	2.93	3.28	2.06	3.23	3.19	3.03
Return on Average Tangible Common Equity (ROTCE)	10.36	11.53	13.01	8.02	14.29	10.70	13.27
Impact of other adjustments for Adjusted Net Income	4.69	0.95	0.96	1.99	(0.18)	2.16	0.70
Adjusted Return on Average Tangible Common Equity	**15.05**	**12.48**	**13.97**	**10.01**	**14.11**	**12.86**	**13.97**
Loan Interest Income[1]	$ 105,437	$ 74,050	$ 69,388	$ 67,198	$ 64,487	$ 316,073	$ 251,834
Accretion on acquired loans	(9,710)	(2,242)	(2,720)	(3,717)	(3,520)	(18,389)	(12,757)
Interest and fees on PPP loans	(39)	(320)	(741)	(1,523)	(3,352)	(2,623)	(21,282)
Loan interest income excluding PPP and accretion on acquired loans	**$ 95,688**	**$ 71,488**	**$ 65,927**	**$ 61,958**	**$ 57,615**	**$ 295,061**	**$ 217,795**
Yield on Loans[1]	5.29 %	4.45 %	4.29 %	4.30 %	4.31 %	4.62 %	4.38 %
Impact of accretion on acquired loans	(0.49)	(0.14)	(0.16)	(0.24)	(0.24)	(0.27)	(0.22)
Impact of PPP loans	0.00	(0.01)	(0.03)	(0.06)	(0.13)	(0.02)	(0.10)
Yield on loans excluding PPP and accretion on acquired loans	**4.80 %**	**4.30 %**	**4.10 %**	**4.00 %**	**3.94 %**	**4.33 %**	**4.06 %**

[1] On a fully taxable equivalent basis. All yields and rates have been computed using amortized cost.

SeacoastBank FOURTH QUARTER 2022 EARNINGS PRESENTATION 27

28FOURTH QUARTER 2022 EARNINGS PRESENTATION Quarterly Trend Six Months Ended (Amounts in thousands except per share data) 4Q'22 3Q'22 2Q'22 1Q'22 4Q'21 4Q'22 4Q'21 Net Interest income1 $ 119,858 $ 88,399 $ 81,764 $ 76,639 $ 72,412 $ 366,660 $ 276,541 Accretion on acquired loans (9,710) (2,242) (2,720) (3,717) (3,520) (18,389) (12,757) Interest and fees on PPP loans (39) (320) (741) (1,523) (3,352) (2,623) (21,282) Net interest income excluding PPP and accretion on acquired loans $ 110,109 $ 85,837 $ 78,303 $ 71,399 $ 65,540 $ 345,648 $ 242,502 Net Interest Margin1 4.36% 3.67% 3.38% 3.25% 3.16% 3.69% 3.27 % Impact of accretion on acquired loans (0.35) (0.09) (0.12) (0.15) (0.15) (0.18) (0.15) Impact of PPP loans — (0.01) (0.02) (0.05) (0.10) (0.02) (0.11) Net interest margin excluding PPP and accretion on acquired loans 4.01% 3.57% 3.24% 3.05% 2.91% 3.49% 3.01 % Security Interest Income1 $ 18,694 $ 15,827 $ 12,562 $ 10,218 $ 8,750 $ 57,301 $ 29,936 Tax equivalent adjustment on securities (34) (35) (36) (37) (37) (142) (153) Security interest income excluding tax equivalent adjustment $ 18,660 $ 15,792 $ 12,526 $ 10,181 $ 8,713 $ 57,159 $ 29,783 Loan Interest Income1 $ 105,437 $ 74,050 $ 69,388 $ 67,198 $ 64,487 $ 316,073 $ 251,834 Tax equivalent adjustment on loans (115) (80) (81) (80) (86) (356) (363) Loan interest income excluding tax equivalent adjustment $ 105,322 $ 73,970 $ 69,307 $ 67,118 $ 64,401 $ 315,717 $ 251,471 Net Interest Income1 $ 119,858 $ 88,399 $ 81,764 $ 76,639 $ 72,412 $ 366,660 $ 276,541 Tax equivalent adjustment on securities (34) (35) (36) (37) (37) (142) (153) Tax equivalent adjustment on loans (115) (80) (81) (80) (86) (356) (363) Net interest income excluding tax equivalent adjustment $ 119,709 $ 88,284 $ 81,647 $ 76,522 $ 72,289 $ 366,162 $ 276,025 1On a fully taxable equivalent basis. All yields and rates have been computed using amortized cost. GAAP to Non-GAAP Reconciliation